Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

KORE Group Holdings, Inc.

Atlanta, Georgia

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2022, relating to the consolidated financial statements and schedule of KORE Group Holdings, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Atlanta, Georgia

May 9, 2022